EXHIBIT 99

For Release:

October 22, 2007

Contact:

Kenneth D. DenBesten, Senior Vice President / Finance

Telephone:

(615) 890-9100

National Health Investors, Inc. Terminates Negotiations

MURFREESBORO, Tenn - National Health Investors, Inc. (NYSE: NHI) today announced that consistent with its fiduciary duties and responsibilities under Maryland law and after consultation with its financial and legal advisors and after extensive review of strategic alternatives, the Special Committee of the Board of Directors has decided to cease negotiations with third parties involving the possible sale of the Company, terminated the engagement of The Blackstone Group L.P. as its financial advisor, and dissolved  the Special Committee.  The Special Committee believes that the current credit market makes it disadvantageous for any sale of the entire Company at a reasonable valuation at this time.  The Company may, without further public announcement, continue the strategic alternative review process.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions.  The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHI’s judgment as of the date of this release.